Altra Reports Second-Quarter 2015 Results
Announces Next Steps In Its Business Simplification Efforts

BRAINTREE, Mass., July 23, 2015 - Altra Industrial Motion Corp. (Nasdaq:AIMC), a global manufacturer and marketer of electromechanical power transmission and motion control products, today announced unaudited financial results for the second quarter ended June 30, 2015.
Financial Highlights

•
Second-quarter 2015 net sales were $196.6 million, compared with $215.2 million in the second quarter of 2014, a decrease of 8.6%. The decrease in net sales was driven by an unfavorable impact from foreign exchange of 5.9% and an organic sales decline of 3.8%, partially offset by 1.1% of growth from an acquisition.

•
Second-quarter net income was $9.7 million, or $0.37 per diluted share, compared with $12.8 million, or $0.46 per diluted share, in the second quarter of 2014. Non-GAAP net income in Q2 2015 decreased to $11.5 million, or $0.43 per diluted share, from $13.1 million, or $0.48 per diluted share, a year ago.*

•
The Company purchased $3.4 million in Altra stock, or approximately 123,000 shares, during the second quarter under its $50 million repurchase program. Since the program's inception in May 2014, the Company has purchased approximately $25.6 million, or 839,000 shares, under the program.

•	The Company purchased the remaining 15% interest in Lamiflex

•	The Company is today announcing the next steps regarding its business simplification efforts

•	Reconciliation of Non-GAAP Net Income*:

	Quarter Ended	Year to Date Ended	Quarter Ended	Year to Date Ended
	June 30, 2015		June 30, 2014
Net income attributable to Altra Industrial Motion Corp.	$9,679	$19,078	$12,797	$24,162

Restructuring costs	2,587	4,343	—	—
Amortization of inventory fair value adjustment	—	—	—	2,151
Acquisition related expenses	—	738	455	881
Tax impact of above adjustments	(779)	(1,540)	(142)	(956)
Non-GAAP net income*	$11,487	$22,619	$13,110	$26,238
Non-GAAP diluted earnings per share*	$0.43	$0.85	$0.48	$0.96

In Thousands of Dollars, except per share amounts

Management Comments
“Altra delivered a solid performance during the second quarter, particularly given the challenging global economic environment and ongoing weakness in several of our key end markets,” said Carl Christenson, Altra's Chairman and CEO. “We increased our quarterly cash dividend by 25 percent during the quarter, boosting returns to shareholders. We are also very excited about our opportunity to improve our cost structure and we have initiated three facility consolidations as part of our efforts to streamline the business.”

Business Simplification Plan
Altra today announced the next steps of its Business Simplification Plan ("the Plan") to improve business effectiveness, reduce the number of facilities, streamline the Company’s cost structure, increase margins, and enhance shareholder value.
As part of the Plan, Altra expects to reduce the number of facilities it operates by approximately 20-30 percent. This includes three consolidations that are currently underway, in Illinois, France and South Africa. The Plan also seeks to optimize the Company's supply chain to better leverage its global spend. As the Company executes this plan, it will benefit from the investments made in its IT system.
“We expect to begin realizing savings from our actions during the second half of 2015 and to complete these actions by the end of 2018. We ultimately expect to achieve annual savings of approximately $15 million. Given the weakness in a number of our major end markets, this is the right time to take these actions,” Christenson said. “We built Altra through a series of acquisitions during the past 10 years. Now we have the opportunity to take these simplification actions as a step towards making Altra one fully integrated company.”

Business Outlook
“The market and currency headwinds we forecast at the beginning of 2015 have materialized as expected,” Christenson said. “From a geographic perspective, sentiment in Europe has improved somewhat, while it appears that the outlook for the North American distribution channel has softened. Meanwhile, China is still growing but at a slower pace than initially thought and the oil & gas, agriculture, mining and metals end markets, which are some of our largest markets, remain challenging.
“Even as we face economic and end market challenges, we are making solid progress on our strategic initiatives. The Bauer profit improvement plan is continuing to show signs of success, and our strategic pricing initiative is adding to margins as expected. Finally, our efforts to streamline the business will play a principal role in our drive to achieve our operating margin target of 15 percent.”
Altra is maintaining its previous guidance and expects sales in the range of $760 to $780 million and non-GAAP diluted EPS guidance in the range of $1.60 to $1.75 for 2015. This guidance includes savings from the restructuring actions taken to date. The Company expects its tax rate for the full year to be approximately 30% to 32% before discrete items. Altra continues to expect capital expenditures in the range of $24 to $26 million and depreciation and amortization in the range of $30 to $32 million.*

Conference Call
The Company will conduct an investor conference call to discuss its unaudited second quarter financial results this morning at 10:00 a.m. ET. The public is invited to listen to the conference call by dialing (877) 407-8293 domestically or (201) 689-8349 for international access and asking to participate in the ALTRA conference call. A live webcast of the call will be available in the "Investor Relations" section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under presentations in the Investor Relations section. The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call on July 23 through midnight on August 6, 2015. To listen to the replay, dial (877) 660-6853 domestically or (201) 612-7415 for international access (conference ID # 13614312). A webcast replay also will be available.

Altra Industrial Motion Corp.
Consolidated Statements of Income Data	Quarter Ended				Year to Date Ended
In Thousands of Dollars, except per share amount	June 30, 2015		June 30, 2014		June 30, 2015		June 30, 2014
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)

Net sales	$196,610		$215,198		$389,971		$425,336
Cost of sales	136,624		148,728		271,512		297,070
Gross profit	$59,986		$66,470		$118,459		$128,266
Gross profit as a percent of net sales	30.5%		30.9%		30.4%		30.2%
Selling, general & administrative expenses	35,152		40,499		71,454		78,761
Research and development expenses	4,534		4,012		9,296		7,901
Restructuring Charges	2,587		—		4,343		—
Income from operations	$17,713		$21,959		$33,366		$41,604
Income from operations as a percent of net sales	9.0%		10.2%		8.6%		9.8%
Interest expense, net	2,978		2,972		5,934		5,991
Other non-operating (income) expense, net	750		225		(79)		759
Income before income taxes	$13,985		$18,762		$27,511		$34,854
Provision for income taxes	4,360		5,944		8,496		10,673
Income tax rate	31.2%		31.7%		30.9%		30.6%
Net income	9,625		12,818		19,015		24,181
Net loss attributable to non-controlling interest	54		(21)		63		(19)
Net income attributable to Altra Industrial Motion Corp.	9,679		12,797		19,078		24,162

Weighted Average common shares outstanding
Basic	26,280		26,816		26,204		26,823
Diluted	26,450		27,546		26,287		27,647

Net income per share
Basic	$0.37		$0.48		$0.73		$0.90
Diluted	$0.37		$0.46		$0.73		$0.87

Reconciliation of Non-GAAP Income From Operations:

Income from operations	$17,713		$21,959		$33,366		$41,604

Restructuring costs	2,587		—		4,343		—
Amortization of inventory fair value adjustment	—		—		—		2,151
Acquisition related expenses	—		455		738		881
Non-GAAP income from operations *	$20,300		$22,414		$38,447		$44,636

Reconciliation of Non-GAAP Net Income:

Net income attributable to Altra Industrial Motion Corp.	9,679		12,797		19,078		24,162

Restructuring costs	2,587		—		4,343		—
Amortization of inventory fair value adjustment	—		—		—		2,151
Acquisition related expenses	—		455		738		881
Tax impact of above adjustments	(779)		(142)		(1,540)		(956)
Non-GAAP net income *	$11,487		$13,110		$22,619		$26,238

Non-GAAP diluted earnings per share *	$0.43	(1)	$0.48	(2)	$0.85	(3)	$0.96	(4)

(1) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 30.1% by the above items
(2) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 31.2% by the above items
(3) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 30.3% by the above items
(4) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 31.5% by the above items

Consolidated Balance Sheets
In Thousands of Dollars	June 30, 2015	December 31, 2014
	(unaudited)
Assets:
Current Assets
Cash and cash equivalents	$42,277	$47,503
Trade receivables, net	117,334	106,458
Inventories	126,956	132,736
Deferred income taxes	9,136	9,240
Income tax receivable	3,795	6,247
Prepaid expenses and other current assets	8,400	8,617
Total current assets	307,898	310,801
Property, plant and equipment, net	153,536	156,366
Intangible assets, net	101,880	110,730
Goodwill	99,014	102,087
Deferred income taxes	935	987
Other non-current assets, net	3,006	3,592
Total assets	$666,269	$684,563

Liabilities, non-controlling interest and stockholders' equity
Current liabilities
Accounts payable	$47,486	$44,298
Accrued payroll	20,702	23,254
Accruals and other current liabilities	33,298	33,591
Deferred income taxes	125	120
Income tax payable	2,550	3,189
Current portion of long-term debt	13,804	15,176
Total current liabilities	117,965	119,628
Long-term debt, less current portion and net of unaccreted discount	233,857	240,576
Deferred income taxes	52,255	53,226
Pension liabilities	8,173	9,993
Long-term taxes payable	643	629
Other long-term liabilities	761	869
Redeemable non-controlling interest	—	883
Total stockholders' equity	252,615	258,759
Total liabilities, redeemable non-controlling interest and stockholders' equity	$666,269	$684,563

Reconciliation to operating working capital:
Trade receivables, net	117,334	106,458
Inventories	126,956	132,736
Accounts payable	(47,486)	(44,298)
Operating working capital *	$196,804	$194,896

	Year to Date Ended
	June 30, 2015	June 30, 2014
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$19,015	$24,181
Adjustments to reconcile net income to net cash flows:
Depreciation	10,832	11,481
Amortization of intangible assets	4,300	4,545
Amortization of deferred financing costs	468	466
(Gain)/Loss on foreign currency, net	(125)	137
Amortization of inventory fair value adjustment	—	2,151
Accretion of debt discount, net	1,810	1,669
Loss on impairment / disposal of fixed assets	1,127	235
Stock based compensation	2,215	1,830
Changes in assets and liabilities:
Trade receivables	(13,320)	(17,029)
Inventories	2,742	5,021
Accounts payable and accrued liabilities	2,262	(655)
Other current assets and liabilities	74	3,910
Other operating assets and liabilities	(1,286)	(211)
Net cash flows from operating activities	30,114	37,731
Cash flows from investing activities
Purchase of property, plant and equipment	(13,482)	(10,923)
Net cash flows from investing activities	(13,482)	(10,923)
Cash flows from financing activities
Payments on Term Loan Facility	(11,445)	(12,650)
Payments on Revolving Credit Facility	(2,000)	(6,190)
Dividend payments	(3,178)	(5,403)
Proceeds from Equipment and Working Capital Notes	1,100	1,610
Payment of Equipment and working capital notes	(2,396)	—
Proceeds from Bauer Mortgage	3,012	—
Borrowing under Revolving Credit Facility	6,000	5,000
Purchase of non-controlling interest in Lamiflex	(878)	—
Shares surrendered for tax withholdings	(128)	(132)
Payments on mortgages and other debt	(254)	(371)
Purchases of common stock under share repurchase program	(8,006)	(2,907)
Net cash flows from financing activities	(18,173)	(21,043)
Effect of exchange rate changes on cash and cash equivalents	(3,685)	(201)
Net change in cash and cash equivalents	(5,226)	5,564
Cash and cash equivalents at beginning of year	47,503	63,604
Cash and cash equivalents at end of period	$42,277	$69,168

Reconciliation to free cash flow:
Net cash flows from operating activities	30,114	37,731
Purchase of property, plant and equipment	(13,482)	(10,923)

Free cash flow *	$16,632	$26,808

Altra Industrial Motion Corp.
Selected Segment Data	Quarter Ended		Year to Date Ended
In Thousands of Dollars, except per share amount	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net Sales
Clutches & Brakes	$105,538	$110,952	$207,133	$223,971
Couplings	31,717	35,039	63,651	66,027
Gearing and Power Transmission Components	60,634	71,053	122,099	138,350
Eliminations	(1,279)	(1,846)	(2,912)	(3,012)
Total	$196,610	$215,198	$389,971	$425,336

Income from operations
Clutches & Brakes	$13,325	$14,279	$25,068	$27,153
Couplings	3,562	4,440	6,450	7,922
Gearing and Power Transmission Components	6,192	7,631	11,594	13,166
Restructuring	(2,587)	—	(4,343)	—
Corporate	(2,779)	(4,391)	(5,403)	(6,637)
Total	$17,713	$21,959	$33,366	$41,604

About Altra Industrial Motion Corp.
Altra Industrial Motion Corp., through its subsidiaries, is a leading global designer, producer and marketer of a wide range of electromechanical power transmission products. The Company brings together strong brands covering over 40 product lines with production facilities in 12 countries. Altra's leading brands include Ameridrives Couplings, Bauer Gear Motor, Bibby Turboflex, Boston Gear, Delroyd Worm Gear, Formsprag Clutch, Guardian Couplings, Huco, Industrial Clutch, Inertia Dynamics, Kilian Manufacturing, Lamiflex Couplings, Marland Clutch, Matrix, Nuttall Gear, Stieber Clutch, Svendborg Brakes, TB Wood's, Twiflex, Warner Electric, Warner Linear, and Wichita Clutch.
The Altra Industrial Motion Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4038.
* Discussion of Non-GAAP Financial Measures
As used in this release and the accompanying slides posted on the Company's website, non-GAAP diluted earnings per share, non-GAAP income from operations and non-GAAP net income are each calculated using either net income or income from operations that excludes acquisition related costs, restructuring costs, and other income or charges that management does not consider to be directly related to the Company's core operating performance. Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income by GAAP weighted average shares outstanding (diluted). Non-GAAP free cash flow is calculated by deducting purchases of property, plant and equipment from net cash flows from operating activities. Non-GAAP operating working capital is calculated by deducting accounts payable from net trade receivables plus inventories.

Altra believes that the presentation of non-GAAP net income, non-GAAP income from operations, non-GAAP diluted earnings per share, non-GAAP free cash flow and non-GAAP operating working capital provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations.

Forward-Looking Statements
All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as "believes," "expects," "potential," "continues," "may," "should," "seeks," "predicts," "anticipates," "intends," "projects," "estimates," "plans," "could," "designed", "should be," and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, those relating to the Company's progress on corporate initiatives and strategic pricing, the reduction, and the related timing, in the number of Company facilities, the optimization of the Company's supply chain, including the timing thereof, the Company's views and assessment of economic conditions, foreign currency trends, end market conditions and industrial demand, the Company’s progress on executing its acquisition and organic growth strategies and new product development, the Company’s progress on implementing profit improvement initiatives, the Company's progress and future plans on implementing and pursuing consolidation and cost reduction activities, the impact and timing of the Company's Business Simplification Plan and other potential cost management and restructuring activities on earnings, margins and shareholder value, the Company's unaudited 2015 financial information, and the Company's guidance for full year 2015.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) risks associated with compliance with environmental laws, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers, (15) failure to obtain or protect intellectual property rights, (16) risks associated with impairment of goodwill or intangibles assets, (17) failure of operating equipment or information technology infrastructure, (18) risks associated with our debt leverage and operating covenants under our debt instruments, (19) risks associated with restrictions contained in our Convertible Notes and Credit

Facility, (20) risks associated with compliance with tax laws, (21) risks associated with the global recession and volatility and disruption in the global financial markets, (22) risks associated with implementation of our ERP system, (23) risks associated with the Lamiflex, Svendborg and Guardian acquisitions and integration and other acquisitions, (24) risks associated with the Company's investment in a manufacturing facility in China, (25) risks associated with certain minimum purchase agreements we have with suppliers, (26) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (27) risks associated with interest rate swap contracts, (28) risks associated with the potential dilution of our common stock as a result of our convertible notes, (29) risks associated with our exposure to renewable energy markets, (30) risks related to regulations regarding conflict minerals, and (31) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra Industrial Motion Corp. does not intend to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise. AIMC-E
CONTACT:

Altra Industrial Motion Corp.
Christian Storch, Chief Financial Officer
781-917-0541
Christian.storch@altramotion.com